UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 22, 2019 (April 16, 2019)
Date of Report (Date of earliest event reported)

ENERGY TRANSFER LP
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 16, 2019, Thomas E. Long and Ray W. Washburne were appointed to the Board of Directors of LE GP, LLC (“LE GP”), the general partner of Energy Transfer LP (the “Partnership”), by the members of LE GP pursuant to the provisions of the Second Amended and Restated Limited Liability Company Agreement of LE GP.
Mr. Long currently serves as the Chief Financial Officer of LE GP and will not receive additional compensation for his services as director. Mr. Long’s compensation is discussed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018. There are no arrangements or understandings with the Partnership, or any other persons, pursuant to which Mr. Long was appointed as a director of LE GP.
Mr. Washburne will receive compensation for his services as director consistent with that provided to other non-employee directors, as previously disclosed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018. There are no arrangements or understandings with the Partnership, or any other persons, pursuant to which Mr. Washburne was appointed as a director of LE GP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER LP

		By:	LE GP, LLC,
its general partner

Date:	April 22, 2019	By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Chief Financial Officer